This instrument is subject to the terms of a NCOP/NCOG Subordination Agreement of even date herewith and incorporated herein by reference, in favor of Mellon Bank, N.A. as Administrative Agent. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal or interest hereof shall become due or be paid except in accordance with the terms of said Subordination Agreement.

================================================================================









                                CREDIT AGREEMENT

                          DATED AS OF February __, 2001

                                 by and between

       NCO PORTFOLIO MANAGEMENT, INC. (f/k/a NCO Portfolio Funding, Inc.),

                                   as Borrower

                                       and

                                NCO GROUP, INC.,

                                    as Lender













================================================================================

                                TABLE OF CONTENTS

                                                                                                  Page

Article I CREDIT FACILITY...........................................................................1
         1.1      Commitment To Lend................................................................1
         1.2      [INTENTIONALLY OMITTED.]..........................................................2
         1.3      Manner Of Borrowing...............................................................2
         1.4      Repayments........................................................................2
         1.5      Voluntary Prepayments.............................................................2
         1.6      Payments By The Borrower In General...............................................3
         1.7      Reductions Of RC Commitment.......................................................5
         1.8      Interest..........................................................................6
         1.9      Fees..............................................................................6
         1.10     Computation Of Interest And Fees..................................................7
         1.11     Promissory Notes; Records Of Account..............................................7
Article II YIELD PROTECTION.........................................................................8
         2.1      Capital And Reserve Requirements..................................................8
         2.2      Determinations....................................................................8
Article III CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND FUNDINGS...................................8
         3.1      Conditions To Initial Loans.......................................................8
         3.2      Conditions To All Loans..........................................................10
Article IV REPRESENTATIONS AND WARRANTIES..........................................................11
         4.1      Representations And Warranties...................................................11
         4.2      Representations And Warranties Absolute..........................................16
Article V AFFIRMATIVE COVENANTS....................................................................16
         5.1      Basic Reporting Requirements.....................................................17
         5.2      Insurance........................................................................19
         5.3      Payment Of Taxes And Other Potential Charges And Priority Claims.................20
         5.4      Preservation Of Corporate Status.................................................20
         5.5      Governmental Approvals And Filings...............................................20
         5.6      Maintenance Of Properties........................................................20
         5.7      Avoidance Of Other Conflicts.....................................................21
         5.8      Financial Accounting Practices...................................................21
         5.9      Use Of Proceeds..................................................................21
         5.10     Continuation Of Or Change In Business............................................21
         5.11     Consolidated Tax Return..........................................................22
         5.12     Fiscal Year......................................................................22
         5.13     Servicing Agreement..............................................................22
         5.14     [INTENTIONALLY OMITTED.].........................................................22
         5.15     [INTENTIONALLY OMITTED.].........................................................22
         5.16     [INTENTIONALLY OMITTED.].........................................................22
         5.17     Update Of Schedules..............................................................22
         5.18     Compliance With Laws.............................................................22

Article VI NEGATIVE COVENANTS......................................................................22
         6.1      Financial Covenants..............................................................22
         6.2      Liens............................................................................23
         6.3      Indebtedness.....................................................................24
         6.4      Guaranties, Indemnities, Etc.....................................................25
         6.5      Loans, Advances And Investments..................................................25
         6.6      Designation of Subsidiary Obligors as Subsequent Non-Surety Entities.............26
         6.7      Sale-Leasebacks..................................................................27
         6.8      Leases...........................................................................27
         6.9      Mergers, Acquisitions, Etc.......................................................27
         6.10     Dispositions Of Properties.......................................................28
         6.11     Issuance Of Stock................................................................28
         6.12     Dealings With Affiliates.........................................................28
         6.13     [INTENTIONALLY OMITTED.].........................................................29
         6.14     Capital Expenditures.............................................................29
         6.15     Limitations On Modification Of Certain Agreements And Instruments................29
         6.16     Limitation On Payments Of Purchase Money Indebtedness............................30
         6.17     Limitation On Other Restrictions On Liens........................................30
         6.18     Limitation On Other Restrictions On Amendment Of The Loan Documents, Etc.........30
Article VII DEFAULTS...............................................................................30
         7.1      Events Of Default................................................................30
         7.2      Consequences Of An Event Of Default..............................................33
         7.3      Application Of Proceeds..........................................................34
Article VIII SUBORDINATION TO SPECIAL SURETYSHIP OBLIGATIONS.......................................35
         8.1      Acknowledgement of Subordination.................................................35
Article IX DEFINITIONS; CONSTRUCTION...............................................................35
         9.1      Certain Definitions..............................................................35
         9.2      Construction.....................................................................49
         9.3      Accounting Principles............................................................50
Article X MISCELLANEOUS............................................................................50
         10.1     Notices..........................................................................50
         10.2     Prior Understandings; Entire Agreement...........................................51
         10.3     Severability.....................................................................51
         10.4     Descriptive Headings.............................................................51
         10.5     Governing Law....................................................................51
         10.6     Non-Merger Of Remedies...........................................................51
         10.7     No Implied Waiver; Cumulative Remedies...........................................52
         10.8     Amendments; Waivers..............................................................52
         10.9     Successors And Assigns...........................................................52
         10.10    Counterparts; Photocopied Or Telecopied Signature Pages..........................52
         10.11    Maximum Lawful Interest Rate.....................................................52
         10.12    Indemnification..................................................................53
         10.13    Expenses.........................................................................54

         10.14    [INTENTIONALLY OMITTED.].........................................................55
         10.15    [INTENTIONALLY OMITTED.].........................................................55
         10.16    Certain Waivers By Borrower......................................................55
         10.17    Set-Off..........................................................................55
         10.18    [INTENTIONALLY OMITTED.].........................................................55
         10.19    [INTENTIONALLY OMITTED.].........................................................55
         10.20    Certain Borrower Acknowledgements................................................56
         10.21    Consent To Jurisdiction, Service And Venue; Waiver Of Jury Trial; Damages........56

Exhibits
- --------

A-1      Form of RC Note
A-2      Form of Swingline Note
B        Form of Borrowing Notice
C        Form of Prepayment Notice
D        Form of Quarterly Compliance Certificate


Schedules
- ---------

3.1(e)   Existing Financing Arrangements
4.1(a)   Jurisdictions
4.1(m)   Partnerships
4.1(n)   Ownership
4.1(r)   Insurance
4.1(t)   Intellectual Property
4.1(v)   Employee Benefits
4.1(w)   Environmental Matters
4.1(y)   Names
4.1(z)   Non-Surety Entities
6.2(a)   Liens (Borrower and Subsidiary Obligors)
6.2(b)   Liens (Initial Non-Surety Entities)
6.3(a)   Indebtedness (Borrower and Subsidiary Obligors)
6.3(b)   Indebtedness (Initial Non-Surety Entities)
6.5      Loans and Investments
6.12     Affiliate Transactions

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT (this "Agreement"), dated as of February ___, 2001, by and between NCO PORTFOLIO MANAGEMENT, INC. (f/k/a NCO Portfolio Funding, Inc.), a Delaware corporation, successor-by-merger to Creditrust Corporation, as borrower (the "Borrower"), and NCO GROUP, INC., a Pennsylvania corporation, as lender (in such capacity, the "Lender").

                                    RECITALS

                  A. NCO Portfolio Funding, Inc., ("Pre-Merger NCOP") a wholly-owned subsidiary of the Lender, and Creditrust Corporation entered into a certain Second Amended and Restated agreement and Plan of Merger dated as of September 20, 2000 (the "Merger Agreement"), whereby Creditrust Corporation agreed to be merged with and into Pre-Merger NCOP (the "Merger"). As a result of the Merger, the Borrower will be the surviving entity.

                  B. In connection with the Merger, the Borrower has requested, and the Lender has agreed, subject to the terms and conditions contained herein, that the Lender establish the Credit Facility for use by the Borrower to fund the Borrower's satisfaction and termination of the Borrower's existing credit facility with Sunrock Capital Corp. and certain other obligations and indebtedness set forth on Schedule 3.1(e) hereto (the "Existing Financing Arrangements"), as well as the Borrower's existing and future working capital and other corporate needs. Lender is establishing the Credit Facility through and subject to the NCOG Syndicated Credit Facility (as defined in Section 9.1 herein).

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the Borrower and the Lender hereby agree as follows:

                                   ARTICLE I

                                 CREDIT FACILITY

         1.1 Commitment To Lend.

                  Upon the terms and subject to the conditions of this Agreement (including all conditions precedent in Section 3.1), Lender agrees to make a Credit Facility of up to Fifty Million Dollars ($50,000,000) (the "Maximum Credit Amount"), available upon the Borrower's request therefor, as follows:

                  (a) Revolving Credit Facility. The Lender agrees to make a Revolving Credit Facility available under the Credit Facility for the Borrower from time to time during the period from and including the Closing Date to but excluding the Maturity Date, pursuant to which the Lender will make one or more revolving credit loans ("RC Loans") to the Borrower in an aggregate unpaid principal amount not exceeding at any time the RC Commitment at such time so long as no Default or Event of Default exists, provided, however, that the Borrower shall not request, and the Lender shall have no obligation to make, any RC Loans at any time in excess of the Available RC Commitment. The total amount of the RC Commitment on the Closing Date is Fifty Million Dollars ($50,000,000).

                  (b) Swingline. The Lender agrees to make a Swingline available under the Credit Facility for the Borrower from time to time during the period from and including the Closing Date to but excluding the Maturity Date, pursuant to which the Lender will make one or more swingline loans ("Swingline Loans") to the Borrower in an aggregate unpaid principal amount not exceeding at any time the Swingline Commitment at such time so long as no Default or Event of Default exists, provided, however, that the Borrower shall not request, and the Lender shall have no obligation to make, any Swingline Loans at any time in excess of the Available Swingline Commitment. The total amount of the Swingline Commitment on the Closing Date is One Million Dollars ($1,000,000).

         1.2 [INTENTIONALLY OMITTED.]

         1.3 Manner Of Borrowing.

                  (a) Notice of Borrowing. The Borrower shall give the Lender notice (which shall be irrevocable) no later than 12:00 p.m. (Philadelphia, Pennsylvania time) one (1) Business Day before the requested date for the making of such Loans. Each such notice shall be in the form of Exhibit B hereto and shall specify (i) the requested date for the making of such Loans which date shall be a Business Day, (ii) in the case of RC Loans, the amount of such RC Loan, which amount shall be $1,000,000.00 or any integral multiple of $500,000.00 in excess thereof (except that the amount of the requested RC Loan may be less if the amount requested is equal to the total Available RC Commitment). There shall be no minimum loan amount for Swingline Loans.

                  (b) Disbursements of Funds to Borrower. Proceeds of Loans requested by the Borrower in accordance with paragraph (a) above shall be disbursed by the Lender promptly but in any event not later than 4:00 p.m. (Philadelphia, Pennsylvania time) on the requested date therefor in Dollars, in funds immediately available to the Borrower, by Lender causing the transfer of such amounts from the Disbursement Account to an account designated by the Borrower.

         1.4 Repayments.

                  The aggregate outstanding principal amount of the Loans shall mature and become due and payable, and shall be repaid by the Borrower, on the Maturity Date. Borrower shall also repay immediately (a) the amount by which the outstanding RC Loans exceed the RC Commitment at any time following a reduction in the RC Commitment, and (b) the amount by which the outstanding Swingline Loans exceed the Swingline Commitment at any time following a reduction in the Swingline Commitment.

         1.5 Voluntary Prepayments.

                  (a) Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty, except that any optional partial prepayment (other than a prepayment of all outstanding Loans) shall be in an aggregate principal amount of $500,000.00 or any integral multiple of $250,000.00 in excess thereof. Amounts to be so prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment delivered pursuant to paragraph (b) of this
Section 1.5 together with interest thereon as provided in Section 1.8 (Interest), other fees, charges and expenses set forth herein.

                  (b) Application and Timing of Prepayments.

                           (i) Notice. The Borrower shall give the Lender notice
of each prepayment of Loans, which notice shall be given no later than 1:00 p.m. (Philadelphia, Pennsylvania time) one (1) Business Day before the date of such prepayment. Each such notice of prepayment shall be in the form of Exhibit C hereto and shall specify (i) the date such prepayment is to be made, and (ii) the amount of the Loans to be prepaid.

                           (ii) Timing and Application of Voluntary Prepayments.
Any voluntary prepayments pursuant to paragraph (a) of this Section 1.5 hall be applied in the following order:

                              (1) First, prepayments shall be applied against
                           any interest, breakage and other fees, charges and expenses due and payable in respect of the Obligations.

                              (2) Second, prepayments shall be applied against
                           the Swingline Loans but with no corresponding reduction in the amount of the Swingline Commitment unless otherwise specified by Borrower in accordance with Section 1.7 hereto.

                              (3) Third, prepayments shall be applied against
                           the RC Loans but with no corresponding reduction in the amount of the RC Commitment unless otherwise specified by Borrower in accordance with Section 1.7 hereof.

Any excess shall be applied to any other amounts owing in respect of the Obligations and, if all such Obligations have been then paid in full, then any excess amount shall be returned to Borrower or disbursed as otherwise required by applicable Law.

         1.6 Payments By The Borrower In General.

                  (a) Time, Place and Manner. All payments due to the Lender under the Loan Documents shall be made to the Disbursement Account. Until further notice from the Lender and except as otherwise provided herein, all such payments shall be made by charging the Borrower's deposit account with Agent (and/or such other financial institution which maintains any deposit account of Borrower) as provided in Section 1.6(c). Except as otherwise set forth in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received by the Borrower, at the required place of payment, in Dollars in funds immediately available to the Lender (or such other Person as Lender may direct), no later than 11:00 a.m. (Philadelphia,

Pennsylvania time) on such day; provided, however, that the failure of the Borrower to make any such payment by such time shall not constitute a Default hereunder so long as such payment is received no later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day, but any such payment received later than 11:00 a.m. (Philadelphia, Pennsylvania time) on such day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the amount paid, provided, further, that any such payment made with the proceeds of Loans shall be deemed to have been made on the date of the making of such Loans, so long as such proceeds are immediately so applied and are not otherwise disbursed to the Borrower.

                  (b) No Reductions. All payments due to the Lender under this Agreement and the other Loan Documents, shall be made by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any charge, set-off, holdback, recoupment or counterclaim (whether sounding in tort, contract or otherwise); provided, however, that the Obligations shall be reduced to the extent of any payments made by the Borrower in respect of its obligations under Section 2 (or any successor section) of the Special Suretyship Agreement.

                  (c) [INTENTIONALLY OMITTED.]

                  (d) Extension of Payment Dates if Not a Business Day. Whenever any payment to the Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day.

        1.7 Reductions Of RC Commitment.

                  (a) Mandatory Reductions.

                           (i) Debt or Equity Offerings. Borrower shall cause
the first Twenty Five Million Dollars ($25,000,000) of the net proceeds received from any offering of subordinated debt or equity by the Borrower or any Subsidiary Obligor prior to the Maturity Date to be applied to prepay the then-outstanding RC Loans and permanently reduce the RC Commitment; provided, however, that the total reduction of the RC Commitment required by clauses (i) and (ii) of this Section 1.7(a) shall not exceed Twenty Five Million Dollars ($25,000,000), in the aggregate.

                           (ii) Quarterly Reductions. If the RC Commitment has
not been reduced to Twenty Five Million dollars ($25,000,000) by March 31, 2002, then beginning March 31, 2002, the RC Commitment shall be reduced quarterly by Two Million Five Hundred Thousand Dollars ($2,500,000) on the last day of each calendar quarter through December 31, 2002 and, beginning March 31, 2003, the RC Commitment shall be reduced quarterly by Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) on the last day of each calendar quarter (or, in the case of the last applicable calendar quarter, such lesser amount which shall result in an aggregate RC Commitment reduction of Twenty Five Million Dollars ($25,000,000)) until the earlier of (A) the Maturity Date, or (B) the date on which the RC Commitment is reduced to Twenty Five Million Dollars ($25,000,000), in the aggregate.

                           (iii) Significant Asset Sales. If, at any time,
Borrower sells, assigns, transfers or otherwise disposes of all or a substantial portion of its assets (it being understood and agreed that such sale, assignment, transfer or disposition shall not be permitted pursuant to Section
6.10 herein), then Borrower shall apply the net proceeds received in respect of such sale, assignment, transfer or other disposition to prepay the then-outstanding RC Loans and permanently reduce the RC Commitment.

                           (iv) Commitment Reductions Under NCOG Syndicated
Credit Facility. Borrower acknowledges and agrees that NCOG's exclusive funding source for the RC Commitment is and will continue to be a subfacility commitment not to exceed Fifty Million Dollars ($50,000,000) under the NCOG Syndicated Credit Facility and, as such, at any time the subfacility commitment under the NCOG Syndicated Credit Facility is reduced, Borrower agrees that a concomitant reduction in the RC Commitment shall be contemporaneously effected.

                  (b) Optional Reductions and Termination. The Borrower may reduce or terminate the RC Commitment by giving the Lender notice (which shall be irrevocable) thereof no later than 10:00 a.m. (Philadelphia, Pennsylvania, time) on the third Business before the requested date of such reduction or termination, provided, that each partial reduction thereof shall be in an amount equal to One Million Dollars ($1,000,000) or any integral multiple of thereof and, provided, further, that no reduction shall reduce the RC Commitment to an amount less than the aggregate of the principal amount of all Loans outstanding on such date (after giving effect to any repayment or prepayment of RC Loans made on or prior to such date). The Borrower may terminate the Swingline Commitment in the same manner as termination of the RC Commitment, provided, however, that (i) the Borrower may not terminate the Swingline Commitment until the RC Commitment is terminated in accordance with the terms herein, and (ii) no partial reduction of the Swingline Commitment shall be permitted.

                  (c) No Reinstatement of RC Commitment. Any reduction of the RC Commitment and any termination of the RC Commitment or Swingline Commitment is permanent and neither the RC Commitment nor the Swingline Commitment can be restored without the written consent of the Lender.

                  (d) Payment. On each date ("Reduction Date") on which the RC Commitment is reduced (either voluntarily or involuntarily) the Borrower shall pay to the Lender the amount, if any, by which the outstanding principal balance of the RC Loans exceeds the amount of the RC Commitment as reduced on such Reduction Date.

        1.8 Interest.

                  (a) Interest Rate in General. Subject to the terms and conditions of this Agreement, each Loan, at the option of the Borrower, shall bear interest on the outstanding principal amount thereof until paid in full at a rate per annum equal to the NCOP Rate.

                  (b) Interest Payment Dates. Interest shall be payable, in the case of any Loan (i) monthly in arrears on each Monthly Payment Date, and (ii) when such Loan shall be due (whether at maturity, upon mandatory prepayment, by reason of notice of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due.

                  (c) Default Rate. At any time that an Event of Default shall have occurred and shall be continuing, any amount payable hereunder and under each other Loan Document shall bear interest (whether before or after judgment), payable on demand, at a rate per annum equal to the applicable Default Rate.

        1.9 Fees.

                  (a) Initial Fee. On the Closing Date, the Borrower shall pay to the Lender an amount equal to the sum of all fees, costs and expenses incurred by the Lender in connection with amendments and other modifications to the NCOG Syndicated Credit Facility in order to establish the Credit Facility hereunder and, plus interest from the date of payment for any such amounts expended by the Lender prior to the Closing Date (the "Initial Fee"). The Initial Fee shall be fully-earned by the Lender on the Closing Date.

                  (b) NCOP Unused Fee. The Borrower shall pay to the Lender, an unused fee ("NCOP Unused Fee") equal to that portion of the "Unused Fee" incurred by the Lender pursuant to the NCOG Syndicated Credit Facility that is allocable to the subfacility provided thereunder in order for the Lender to establish the Credit Facility hereunder. The NCOP Unused Fee shall be payable in arrears (i) on successive Monthly Payment Dates beginning with the first Monthly Payment Date after the Closing Date (ii) on the date of any reduction of the RC Commitment (to the extent accrued and unpaid on the amount of such reduction) and (iii) on the Maturity Date.

                  (c) [INTENTIONALLY OMITTED.]

                  (d) Pre-Reduction Fee. The Borrower shall pay to the Lender a pre-reduction fee equal to one percent (1%) per annum of the average daily outstanding amount of Swingline Loans (the "Pre-Reduction Fee") until such time as the RC Commitment is reduced to Twenty Five Million Dollars ($25,000,000). The Pre-Reduction Fee shall be payable monthy, in arrears, within five (5) Business Days of each Monthly Payment Date beginning with the first Monthly Payment Date after the Closing Date until such time as the RC Commitment is reduced to Twenty Five Million Dollars ($25,000,000).

                  (e) Additional Commitment Fee. In the event that the RC Commitment has not been reduced to Twenty Five Million Dollars ($25,000,000) on or before the sixth-month anniversary of the Closing Date, the Borrower shall pay to the Lender an additional commitment fee equal to one quarter of one percent (1/4 of 1%) per quarter on the full amount of the then-existing RC Commitment (the "Additional Commitment Fee"). The Additional Commitment Fee shall be payable quarterly in advance on the first calender day of each fiscal quarter of the Borrower until such time as the RC Commitment is reduced to Twenty Five Million Dollars ($25,000,000).

                  (f) Other Fees. The Borrower shall pay to the Lender, on demand, (i) the portion of all fees (including, without limitation, any breakage or similar fees), costs and expenses incurred by Lender in connection with the NCOG Syndicated Credit Facility that may be allocable to the subfacility provided thereunder in order for the Lender to establish the Credit Facility hereunder, and (ii) an annual administration fee, as separately agreed.

        1.10 Computation Of Interest And Fees.

                  Interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest and fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

        1.11 Promissory Notes; Records Of Account.

                  The Loans and the Borrower's obligations to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Lender, and a RC Note and Swingline Note, in each case payable to the order of the Lender. The records of the Lender shall be prima facie evidence of the Loans and, in each case, of accrued interest thereon and all payments made in respect thereto. In the event that there is any dispute concerning the amount of any such obligations, the amount of the RC Commitment, the amount of the Swingline Commitment and the amount of outstanding Obligations of each and every type shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

                                   ARTICLE II

                                YIELD PROTECTION

        2.1 Capital And Reserve Requirements.

                  If, in the determination of the Lender, the Lender's funding source is required, under applicable Law (including Regulation D), or interpretations, directives, requests and governmental or regulatory guidelines (whether or not having the force of law), to maintain capital or deposit any reserve on account of any Loan, or any commitment to make any Loan then, upon request by the Lender, the Borrower shall pay to the Lender such additional amounts as the Lender determines will fully compensate the Lender's funding source for any actual reduction in the rate of return on the capital that the Lender's funding source is so required to maintain. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request by the Lender for such payment accompanied by the certificate described in Section 2.2 (provided that the Borrower shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate, or, if earlier, the retroactive effective date of such determination if made during such 90-day period), and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by the Lender.

        2.2 Determinations.

                  In making the determinations contemplated by this Article 2, the Lender shall make such estimates, assumptions, allocations and the like that the Lender in good faith determines to be appropriate, and the Lender's selection thereof in accordance with this Section 2.2, and the determinations made by the Lender on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors. The Lender shall endeavor to furnish to the Borrower, at the time of any request for compensation under Section 2.1, a certificate from Lender's funding source outlining in reasonable detail the computation of any amounts claimed by it under this Article 2 and the assumptions underlying such computations, which shall include a statement of an officer of the Lender's funding source certifying that such request for compensation is being made pursuant to a policy adopted by such Person to seek such compensation generally from customers similar to the Borrower and having similar provisions in agreements with such Person.

                                  Article III

              CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND FUNDINGS

        3.1 Conditions To Initial Loans.

                  The effectiveness of this Agreement (other than this Article
3) and the obligation of the Lender to make Loans on the Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loans, of the following conditions precedent in each case to the satisfaction of the Lender, in addition to the conditions precedent set forth in
Section 3.2 hereof:

                  (a) Agreement; Note. The Lender shall have received this Agreement, the RC Note and the Swingline Note, each duly executed on behalf of Borrower. The Lender shall have received each of the NCOG Syndicated Credit Facility Documents, each of which shall be in form and substance satisfactory to the Lender and Agent, each duly executed on behalf of Borrower.

                  (b) Merger. The Merger Agreement shall have become effective, and the Merger shall have been consummated and the Lender shall have received satisfactory evidence of the same.

                  (c) NCOG Syndicated Credit Facility. All amendments and other documentation required in respect of the NCOG Syndicated Credit Facility in order for the Lender to establish the Credit Facility hereunder shall have become effective.

                  (d) Servicing Agreement. The Lender shall have received the Servicing Agreement in form and substance satisfactory to the Lender, duly executed on behalf of Borrower.

                  (e) Existing Financing Arrangements. The Lender shall have received from each lender and/or payee with respect to the Existing Financing Arrangements set forth on Schedule 3.1(e) hereto, a "payoff" letter and lien release and termination documentation in form and substance satisfactory to the Lender, duly executed by such lender or payee.

                  (f) Capitalization, Etc. The corporate and capital structure of the Borrower and each Subsidiary Obligor shall be reasonably satisfactory to the Lender, and the Lender shall have received evidence of consummation of the Merger pursuant to the terms of the Merger Agreement reasonably satisfactory to the Lender.

                  (g) Corporate Proceedings. The Lender shall have received a certificate by the Secretary or Assistant Secretary of the Borrower dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 30 days before the Closing Date), (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officer of the Borrower executing this Agreement and the other Loan Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the Closing Date showing the good standing of the Borrower in its state of incorporation and each state in which the Borrower does business.

                  (h) Insurance. The Lender shall have received a report from the Borrower's insurance broker, addressed to the Lender, satisfactory in form and substance to the Lender, as to insurance matters pertaining to the Borrower. The Lender shall have received evidence satisfactory to it that the insurance policies required by this Agreement and the other Loan Documents have been obtained, containing the endorsements required hereby and thereby.]

                  (i) Financial Statements. The Lender shall have received copies of the financial statements, projections and other information referred to in Section 4.1 hereof.

                  (j) Responsible Officer Certificates. The Lender shall have received certificates from a Responsible Officer of the Borrower as to such matters as the Lender may request.

                  (k) Fees, Expenses, etc. All fees, interest, expenses and other amounts required to be paid to the Lender under this Credit Agreement or any other written agreement on or prior to the Closing Date shall have been paid or received.

                  (l) [INTENTIONALLY OMITTED.]

                  (m) [INTENTIONALLY OMITTED.]

                  (n) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender.

        3.2 Conditions To All Loans.

                  The obligation of the Lender to make any Loan is subject to performance by the Borrower of its obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

                  (a) Notice. Appropriate notice of such Loan shall have been given by the Borrower as provided in Article I hereof.

                  (b) Representations and Warranties. Each of the representations and warranties made by Borrower in Article 4 hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date.

                  (c) No Defaults. No Event of Default or Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (d) No Violations of Law, etc. Neither the making nor use of the Loans shall cause the Lender to violate or conflict with any Law.

                  (e) No Material Adverse Effect. There shall not have occurred and be continuing, or be threatened, any other event, act or condition which could have a Material Adverse Effect since the Closing Date.

                  Each request by Borrower for any Loan shall constitute a representation and warranty by Borrower that the conditions set forth in this
Section 3.2 have been satisfied as of the date of such request. Failure of the Lender to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 3.2 have been satisfied as of the date such Loan is made.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        4.1 Representations And Warranties.

                  The Borrower hereby represents and warrants to the Lender as follows:

                  (a) Corporate Status. The Borrower and each of the Subsidiaries Obligors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower and each of the Subsidiary Obligors has corporate power and authority to own its property and transact the business in which it is engaged or presently proposes to engage. The Borrower and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable. Schedule 4.1(a) hereof states as of the date hereof the jurisdiction of incorporation of the Borrower and each of its Subsidiaries and the jurisdictions in which the Borrower and each of its Subsidiaries is qualified to do business as a foreign corporation.

                  (b) Corporate Power and Authorization. The Borrower has corporate power and authority to execute, deliver, perform, and take all actions contemplated by each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

                  (c) Execution and Binding Effect. This Agreement and each other Loan Document to which the Borrower is a party and which is required to be delivered on or before the Closing Date pursuant to Section 3.1 hereof has been duly and validly executed and delivered by the Borrower. This Agreement, and each other Loan Document constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  (d) Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with the execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof, provided that Borrower may be required to file the Loan Documents with the Securities and Exchange Commission.

                  (e) Absence of Conflicts. Neither the execution and delivery of any Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof does or will

                           (i) violate or conflict with any Law, or

                           (ii) violate, conflict with or result in a breach of
any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of any the Borrower or any of the Subsidiary Obligors (except for any Lien in favor of Agent securing the Special Suretyship Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower under or in connection with,

                                    (A) the articles of incorporation or by-laws
(or other constituent documents) of the Borrower,

                                    (B) any agreement or instrument creating,
evidencing or securing any Indebtedness to which the Borrower or any of the Subsidiary Obligors is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, or

                                    (C) any other material agreement or
instrument to which the Borrower or any of the Subsidiary Obligors is a party or any of its properties (now owned or hereafter acquired) may be subject or bound.

                  (f) Audited Financial Statements. The Borrower has heretofore furnished to the Lender financial statements for Creditrust Corporation and its Subsidiaries as of December 31, 1999 and the related statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, as examined and reported on by a nationally-recognized accountant, who delivered an unqualified opinion in respect thereof. Except as set forth in the foregoing sentence, the Borrower makes no representations or warranties with respect to the financial statements referred to in this Section 4.1(f).

                  (g) Interim Financial Statements. The Borrower has heretofore furnished to the Administrative Agent interim company prepared financial statements for Creditrust Corporation and its Subsidiaries as of September 30, 2000 for the quarter then ending. Except as set forth in the foregoing sentence, the Borrower makes no representations or warranties with respect to the financial statements referred to in this Section 4.1(g).

                  (h) [INTENTIONALLY OMITTED.]

                  (i) [INTENTIONALLY OMITTED.]

                  (j) Accurate and Complete Disclosure. All information (taken as a whole) heretofore, contemporaneously or hereafter provided (orally or in writing) by any the Borrower to the Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Lender as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances in which it was provided. To the best of its knowledge, the Borrower has disclosed to the Lender every fact or circumstance which has, or which could have, a Material Adverse Effect.

                  (k) Solvency. On and as of the Closing Date, and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrower and the Subsidiary Obligors on a consolidated basis are and will be Solvent.

                  (l) Margin Regulations. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". The Borrower is not engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". Neither the Borrower nor any Subsidiary Obligor owns any "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  (m) Partnerships, Etc. Except as set forth on Schedule 4.1(m), neither the Borrower nor any Subsidiary Obligor is a partner (general or limited) of any partnership, is a party to any joint venture, or owns (beneficially or of record) any equity or similar interest in any such Person (including but not limited to any interest pursuant to which the Borrower or any Subsidiary Obligor has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

                  (n) Ownership and Control. Schedule 4.1(n) hereof states as of the date hereof the authorized capitalization of the Borrower and each of the Subsidiary Obligors, the number of shares of each class of capital stock issued and outstanding of each such Person and the number and percentage of outstanding shares of each such class of capital stock and the names of the record owners of such shares and the direct or indirect beneficial owners of such shares (except that for Borrower the listing shall include only the names of any parties beneficially owning, individually or through affiliates, more than 5% of Borrower's stock). The outstanding shares of capital stock of the Borrower and each of its Subsidiaries has been duly authorized and validly issued and are fully paid and nonassessable. Except as described in Schedule 4.1(n), there are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate Borrower to issue any shares of its capital stock or any other securities.

                  (o) Litigation. To the best of Borrower's knowledge, there is no pending or (to Borrower's knowledge after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against the Borrower or any of the Subsidiary Obligors which would cause a Material Adverse Effect.

                  (p) Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Default.

                  (q) Absence of Other Conflicts. Neither the Borrower nor any Subsidiary Obligor is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                           (i) any Law to the best of Borrower's knowledge,
after due inquiry,

                           (ii) its articles of incorporation or by-laws (or
other constituent documents), or

                           (iii) any material agreement or instrument or
arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

                  (r) Insurance. The Borrower and each Subsidiary Obligor maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 4.1(r) hereof sets forth a list of all insurances currently maintained by the Borrower and each Subsidiary Obligor, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, or proceedings against, arising under or based upon any of such insurance policies except as set forth in such Schedule 4.1(r).

                  (s) Title to Property. The Borrower and each Subsidiary Obligor has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in
Section 4.1(f) hereof or submitted pursuant to Section 5.1(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, other than Permitted Liens.

                  (t) Intellectual Property. The Borrower and each Subsidiary Obligor owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. Except as described in Schedule 4.1(t), neither Borrower nor any Subsidiary Obligor owns any patents, trademarks or copyrights.

                  (u) Taxes. All tax and information returns required to be filed by or on behalf of the Borrower and each Subsidiary Obligor has been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower and each Subsidiary Obligor or upon any of its respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of such Person. The reserves and provisions for taxes on the books of the Borrower and each Subsidiary Obligor are adequate for all open years and for its current fiscal period. The Borrower and each Subsidiary Obligor has no knowledge of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

                  (v) Employee Benefits. Except as set forth on Schedule 4.1(v), neither the Borrower nor any Subsidiary Obligor has any Plan or Plans.

                  (w) Environmental Matters.

                           (i) The Borrower and each Subsidiary Obligor, and
each of its respective Environmental Affiliates, is and has been in full compliance with all applicable Environmental Laws, except for (x) matters set forth in Schedule 4.1(w) hereof and (y) matters which, individually or in the aggregate, could not have a Material Adverse Effect. There are to the Borrower's knowledge after due inquiry no circumstances that may prevent or interfere with such full compliance in the future.

                           (ii) The Borrower and each Subsidiary Obligor, and
each of its respective Environmental Affiliates has all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for (x) matters set forth in
Schedule 4.1(w) hereof and (y) matters which, individually or in the aggregate, could not have a Material Adverse Effect.

                           (iii) There is no Environmental Claim pending or, to
the knowledge of the Borrower after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim, against the Borrower or any of the Subsidiary Obligors, or any of their respective Environmental Affiliates, except for (x) matters set forth in Schedule 4.1(w) hereof, and (y) matters which, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                           (iv) No facility or property now or previously owned,
operated or leased by the Borrower or any of the Subsidiary Obligors, or any of their respective Environmental Affiliates, is an Environmental Cleanup Site. Neither the Borrower nor any Environmental Affiliate has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and to Borrower's knowledge no condition exists which could result in the filing of a Lien, against any property of the Borrower or any of the Subsidiary Obligors, or any of their respective Environmental Affiliates, under any Environmental Law.

                  (x) Business Interruptions. Within two (2) years prior to the Closing Date, none of the business, property or operations of the Borrower and each Subsidiary Obligor has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Person. To the best of Borrower's knowledge, there are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by the Borrower or any Subsidiary Obligor.

                  (y) Names. In the five (5) years prior to the Closing Date, neither the Borrower nor any Subsidiary Obligor has conducted business under or used any names (whether corporate or assumed) except for its present corporate name and those names listed in Schedule 4.1(y) attached hereto and made a part hereof. The Borrower and each Subsidiary Obligor is the sole owner of its name and any and all business done and all invoices using such name or any names listed in Schedule 4.1(y) represent sales and business of such Person and are owned solely by such Person.

                  (z) Non-Surety Entities. Schedule 4.1(z) sets forth each Initial Non-Surety Entity together with the information required to be listed on
Schedule 4.1(n) with respect to other Persons.

        4.2 Representations And Warranties Absolute.

                  The representations and warranties of the Borrower set forth in this Article 4 are unaffected by any prior or subsequent investigation by, or knowledge of, the Lender.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  So long as any Loan shall remain unpaid or the Lender shall have any Commitment under this Agreement, Borrower shall comply, and shall cause each other Subsidiary Obligor (as applicable) to comply, with the following covenants:

        5.1 Basic Reporting Requirements.

                  (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Lender consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, together with all management letters issued, or letters stating that no management letters are being issued, in connection therewith. Such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Lender. A copy of the opinion of such accountants shall be delivered to the Lender and signed by such accountants. Such opinion shall be free of exceptions or qualifications not acceptable to the Lender in its reasonable discretion and in any event shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP. Notwithstanding the foregoing, the financial results of NCO Portfolio Funding, Inc. on one hand and Creditrust and its consolidated Subsidiaries on the other hand shall not be required to be consolidated for the fiscal year ending December 31, 2000.

                  (b) Quarterly Financial Statements. As soon as practicable but in any event within 45 days after the end of each quarter, the Borrower shall furnish to the Lender financial statements in the form filed with Borrower's Form 10-Q filing with the Securities and Exchange Commission.

                  (c) Quarterly Compliance Certificates. The Borrower shall deliver to the Lender a Quarterly Compliance Certificate in substantially the form set forth as Exhibit G hereto, duly completed and signed by the Chief Financial Officer of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and (b).

                  (d) Annual Budget. As soon as practicable, and in any event within 45 days after the start of each fiscal year, the Borrower shall deliver to the Lender a consolidated annual budget, which shall include the annual projections of profit and loss statements, balance sheets and cash flow reports (prepared on an annual basis) for the succeeding fiscal year, together with a statement of the assumptions and estimates upon which such projections are based in form and substance consistent with past practice. The projections shall be accompanied by a cover letter stating that such projections, estimates and assumptions, as of the date of preparation thereof, are reasonable, made in good faith, consistent with the Loan Documents, and represent the Borrower's best judgment as to such matters.

                  (e) Commercial Finance Reports. Within 30 days of a request by the Lender, the Borrower shall furnish to the Lender a report of a Responsible Officer of the Borrower setting forth information as to (i) receivables, and
(ii) payables (which may include, among other things, a breakout of aging and payments).

                  (f) Certain Other Reports and Information. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Lender a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange,
(ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community generally, and (iii) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports from outside accountants with respect to, the Borrower.

                  (g) Further Information. The Borrower will promptly furnish to the Lender such other information and in such form as the Lender may reasonably request from time to time.

                  (h) Notice of Certain Events. Promptly upon becoming aware of any of the following, the Borrower shall give the Lender notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

                           (i) Any Event of Default or Default.

                           (ii) Any material adverse change in the business,
operations or condition (financial or otherwise) of the Borrower or any Subsidiary Obligor.

                           (iii) Any pending or threatened action, suit,
proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary Obligor, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                           (iv) Any material violation, breach or default by the
Borrower or any Subsidiary Obligor under any agreement or instrument which could have a Material Adverse Effect.

                           (v) Any material amendment or supplement to, or
extension, renewal, refinancing, or refunding of, or waiver by any other party thereto of any right under or conditions of, any agreement or instrument creating, evidencing or securing any Indebtedness of the Borrower or any Subsidiary Obligor; any agreement or instrument material to the business, operations or condition (financial or otherwise) of the Borrower or any Subsidiary Obligor, and any negotiations pertaining to any of the foregoing.

                           (vi) Any Pension-Related Event. Such notice shall be
accompanied by: (A) a copy of any notice, request, return, petition or other document received by the Borrower or any Subsidiary Obligor or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan, if not previously provided.

                           (vii) Any Environmental Claim pending or threatened
against the Borrower or any Subsidiary Obligor, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Subsidiary Obligor that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect.

                  (i) Visitation; Verification. Borrower shall permit such Persons as the Lender may designate from time to time to visit and inspect any of the properties of the Borrower or any Subsidiary Obligor, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its directors, officers, employees and independent accountants at such times and as often as the Lender may reasonably request. Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Lender the affairs the Borrower or any Subsidiary Obligor. The Lender shall have the right to examine accounts, inventory and other properties and liabilities of the Borrower or any Subsidiary Obligor from time to time, and Borrower shall cooperate (or cause any Subsidiary Guarantor to cooperate) with the Lender in such examination.

        5.2 Insurance.

                  The Borrower and each Subsidiary Obligor shall maintain insurance covering the properties and business against fire, flood, casualty and such other hazards and risks (including the risk of business interruption from a casualty event) as may be reasonably acceptable to the Lender in such amounts, with such deductibles and with such insurers as may be reasonably acceptable to the Lender. In addition:

                  (a) Lender as Additional Insured. Cancellation of Insurance. All liability policies shall name the Lender as an additional insured. All insurance policies required under this Section 5.2 shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Lender.

                  (b) Lender's Right to Purchase Insurance. In the event the Borrower or any Subsidiary Obligor fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Lender may do so for such Person but the Borrower shall be liable for the cost of such insurance.

                  (c) Evidence of Insurance. The Borrower and each Subsidiary Obligor shall furnish to the Lender from time to time upon request the policies under which the required insurance is issued, certificates of insurance, and such other information relating to such insurance as the Lender may request, and provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

        5.3 Payment Of Taxes And Other Potential Charges And Priority Claims.

                  The Borrower and each Subsidiary Obligor shall pay or discharge

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Person in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced such Person need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and
(y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

        5.4 Preservation Of Corporate Status.

                  The Borrower and each Subsidiary Obligor shall maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary.

        5.5 Governmental Approvals And Filings.

                  The Borrower and each Subsidiary Obligor shall keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

        5.6 Maintenance Of Properties.

                  The Borrower and each Subsidiary Obligor shall maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.7 Avoidance Of Other Conflicts.

                  Neither the Borrower nor any Subsidiary Obligor shall violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

                  (a) any Law in a manner which could cause a Material Adverse Effect,

                  (b) its articles of incorporation or by-laws (or other constituent documents), or

                  (c) any material agreement or instrument to which it is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

         5.8 Financial Accounting Practices.

                  The Borrower and each Subsidiary Obligor shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         5.9 Use Of Proceeds.

                  Subject to the terms and conditions of this Agreement, the Borrower shall apply the proceeds of all Loans hereunder only for (a) satisfaction and termination of the Existing Financing Arrangements, and (b) working capital and other corporate needs. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose or inconsistent with any other provision of any Loan Document.

         5.10 Continuation Of Or Change In Business.

                  The Borrower and each Subsidiary Obligor shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and neither the Borrower nor any Subsidiary Guarantor shall engage in any other business not substantially similar to the business as presently conducted.

         5.11 Consolidated Tax Return.

                  Neither the Borrower nor any Subsidiary Obligor shall file or consent to the filing of any consolidated income tax return with any Person other than the Borrower or any Subsidiary Guarantor, except as required by the Code.

         5.12 Fiscal Year.

                  Neither the Borrower nor any Subsidiary Obligor shall change its fiscal year or fiscal quarter.

         5.13 Servicing Agreement.

                  The Borrower and its Subsidiaries shall comply in all material respects with the Servicing Agreement and any future servicing agreement with the Lender or its Affiliates.

         5.14 [INTENTIONALLY OMITTED.]

         5.15 [INTENTIONALLY OMITTED.]

         5.16 [INTENTIONALLY OMITTED.]

         5.17 Update Of Schedules.

                  The Borrower shall promptly, but in no event later than thirty
(30) days, (a) following any event which would result in a material change to any of the information on the disclosure schedules hereto, provide the Lender with revised disclosure schedule(s), and (b) following the formation of a Subsequent Non-Surety Entity pursuant to Section 6.9(f), provide the Lender with a revised Schedule 4.1(z). The revised schedules must be acceptable in all respects to the Lender; they will not be acceptable if they disclose actual or potential Events of Default.

         5.18 Compliance With Laws.

                  The Borrower and each Subsidiary Obligor shall comply with all Laws governing such Person in the operation of its business, including Environmental Laws and any Laws relating to employment practices and pension benefits and occupational and health standards and controls, but excluding any Laws whose violation would not cause a Material Adverse Effect.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  So long as any Obligations shall remain unpaid or the Lender shall have any Commitment under this Agreement, the Borrower shall comply, and shall cause each Subsidiary Obligor (as applicable) to comply, with the following covenants.

         6.1 Financial Covenants.

                  (a) Consolidated Funded Debt to Consolidated EBITDA. The ratio of Consolidated Funded Debt to annualized Consolidated EBITDA shall not be more than

                           (i) 3.0 to 1.0 for any quarter ending during the period from January 1, 2001 through December 31, 2001

                           (ii) 2.5 to 1.0 for any quarter ending during the period from January 1, 2002 through December 31, 2002; or

                           (iii) 2.0 to 1.0 for any quarter ending during the period ending after January 1, 2003.

                  (b) Consolidated EBITDA shall be annualized by multiplying Consolidated EBITDA for the fiscal quarter being tested, adjusted for any acquisition completed during the quarter, by four.

         6.2 Liens.

                  (a) Neither the Borrower nor any Subsidiary Obligor shall at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

                           (i) Liens pursuant to the NCOG Syndicated Credit
Facility Documents in favor of Agent to secure the Special Suretyship
Obligations;

                           (ii) Liens existing on the date hereof securing
obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 6.2(a) hereto or Liens relating to Purchase Money Indebtedness for Capital Expenditures permitted by Section 6.14;

                           (iii) Liens arising from taxes, assessments, charges
or claims described in Section 5.3 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.3, provided that the aggregate amount secured by all Liens described in this Section 6.2(c) shall not at any time exceed $50,000;

"Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section
6.2 shall be construed to limit any other restriction on Liens imposed by the NCOG Syndicated Credit Facility Documents.

                  (b) No Initial Non-Surety Entity shall at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for (i) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 6.2(b), and (ii) Liens securing Indebtedness incurred in a manner consistent with Section 6.3(b)(ii) herein.

         6.3 Indebtedness.

                  (a) Neither the Borrower nor any Subsidiary Obligor shall at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                           (i) Indebtedness to the Lender pursuant to this
Agreement and the other Loan Documents;

                           (ii) Indebtedness of such Person existing on the date
hereof and listed in Schedule 6.3(a) hereof (but not any extensions, renewals or refinancings thereof);

                           (iii) Purchase Money Indebtedness which is permitted
as a Capital Expenditure;

                           (iv) Accounts payable to trade creditors arising out
of purchases of goods or services in the ordinary course of business;

                           (v) Indebtedness, not to exceed $500,000 in the
aggregate over the term of this Agreement among the Borrower and all Subsidiary Obligors under Capitalized Leases which are permitted as Capital Expenditures;

                           (vi) [INTENTIONALLY OMITTED];

                           (vii) Intercompany Indebtedness among the Borrower
and the Subsidiary Guarantors permitted under Section 6.5(e); and

                           (viii) Indebtedness of the Borrower or any Subsidiary
Obligor, not to exceed Fifty Million Dollars ($50,000,000), under unsecured, convertible, subordinated notes issued on terms acceptable to the Lender in its sole discretion; provided, however, that certain terms of Indebtedness to be incurred under this clause (h) shall be subject to Agent's prior written consent (which such consent shall not be unreasonably withheld, conditioned or delayed) as set forth in the NCOG Syndicated Credit Facility Documents. 100% of the net proceeds from the issuance of such notes up to $25,000,000 shall be applied as a permanent reduction of the RC Commitment under Section 1.7(a)(i).

                  (b) No Initial Non-Surety Entity shall at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except (i) Indebtedness of such Person existing on the date hereof and listed in Schedule 6.3(b) hereof and any extension, renewal or refinancing thereof, provided that the amount subject to such extension, renewal or refinancing shall not exceed the amount outstanding in respect of such Indebtedness on the date of such extension, renewal or refinancing, plus transaction costs and the amount of any escrows or reserves required in connection with such refinancing, and (ii) Indebtedness of such Person to be incurred on or after the date hereof with respect to which (A) Lender has given its prior consent (which such consent shall not be unreasonably withheld, conditioned or delayed), and (B) Agent has given its prior written consent pursuant to the terms of the NCO Syndicated Credit Facility (which such consent shall not be unreasonably withheld, conditioned or delayed).

         6.4 Guaranties, Indemnities, Etc.

                  Neither the Borrower nor any of the Subsidiary Obligors shall be or become subject to or bound by any Guaranty or Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Guaranties by the Borrower and the Subsidiary Obligors in connection with the NCOG Syndicated Facility Documents;

                  (b) Guaranties and Guaranty Equivalents of the obligations of third parties (including unconsolidated subsidiaries but excluding consolidated subsidiaries) which in the aggregate do not exceed $100,000 at any one time;

                  (c) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indemnities by the Borrower or any Subsidiary Obligor of the liabilities of its directors or officers in their capacities as such pursuant to provisions presently contained in their articles of incorporation or by-laws (or other constituent documents) or as permitted by Law;

                  (e) Guaranties by the Borrower or any Subsidiary Obligor of Indebtedness permitted under Section 6.3 herein;

                  (f) Guaranties by any Subsidiary Obligor of Borrower's Obligations hereunder; and

                  (g) Guaranties or Guaranty Equivalents by Borrower or any Subsidiary Obligor permitted under Section 6.5(g) herein.

         6.5 Loans, Advances And Investments.

                  Neither the Borrower nor any Subsidiary Obligor shall at any time make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Loans and investments existing on the date hereof and listed in Schedule 6.5 hereof (which such schedule shall include, but not be limited to, loans and investments in connection with Initial Non-Surety Entities); but not any amendments, extensions or refinancings thereof;

                  (b) Receivables owing to such Person arising from sales of Accounts under usual and customary terms in the ordinary course of business;

                  (c) Demand advances to officers and employees of the Borrower or any Subsidiary Obligor to meet expenses incurred by such officers and employees in the ordinary course of business and in amounts at any time outstanding not exceeding $5,000 to any one officer or employee and $10,000 in the aggregate among the Borrower and all Subsidiary Obligors;

                  (d) Cash Equivalent Investments;

                  (e) Intercompany loans among the Borrower and the Subsidiary Obligors;

                  (f) Intercompany investments among the Borrower and the Subsidiary Obligors; and

                  (g) Investments (by way of cash investments, transfer of property, loans, Guaranties or Guaranty Equivalents, or Permitted Designations) in Subsequent Non-Surety Entities that acquire delinquent pools of Accounts, (i) prior to date on which the RC Commitment is reduced to Twenty Five Million Dollars ($25,000,000), in a Net Investment Amount not to exceed Five Million Dollars ($5,000,000), and (ii) on and after date on which the RC Commitment is reduced to Twenty Five Million Dollars ($25,000,000), in a Net Investment Amount not to exceed Ten Million Dollars ($10,000,000); provided, however, that (i) no investment under this clause (g) may be made so long as an Event of Default has occurred and is continuing, and (ii) investments under this clause (g) by way of transfer of property to a Subsequent Non-Surety Entity or by way of Permitted Designation shall be subject to (A) Lender's prior consent (which such consent shall not be unreasonably withheld, conditioned or delayed), and (B) Agent's prior consent (which shall not be unreasonably withheld, conditioned or delayed) pursuant to the terms of the NCOG Syndicated Credit Facility Documents. For purposes of this Section 6.5(g), if, at Borrower's option, a Subsequent Non-Surety Entity becomes a Subsidiary Obligor, then, upon such occurrence, the Borrower shall receive a credit in an amount equal to the fair market value of the assets of such Person at the time of such occurrence (as mutually agreed among the Borrower, the Lender and the Agent) against the applicable investment limitation set forth in the foregoing sentence.

         6.6 Designation of Subsidiary Obligors as Subsequent Non-Surety
Entities.

                  Neither Borrower nor any Subsidiary Obligor may be designated as a Non-Surety Entity, except that Borrower may designate any Subsidiary Obligor as a Subsequent Non-Surety Entity so long as (i) Lender gives it prior consent to such designation (which such consent shall not be unreasonably withheld, conditioned or delayed), (ii) Agent gives it prior written consent to such designation pursuant to the terms of the NCO Syndicated Credit Facility Documents (which such consent shall not be unreasonably withheld conditioned or delayed), and (iii) such designation would not violate Section 6.5(g) (a "Permitted Designation"). For purposes hereof, a Permitted Designation shall constitute an investment in a Subsequent Non-Surety Entity.

         6.7 Sale-Leasebacks.

                  Neither the Borrower nor any Subsidiary Obligor shall at any time enter into or suffer to remain in effect any transaction to which such Person is a party involving the sale, transfer or other disposition by such Person of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

         6.8 Leases.

                  Neither the Borrower nor any Subsidiary Obligor shall at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Operating leases of equipment or office space used by the lessee in the ordinary course of business;

                  (b) Leases cancelable by the lessee without penalty on not more than 90 days' notice; and

                  (c) Capitalized Leases permitted under Section 6.3 hereof.

         6.9 Mergers, Acquisitions, Etc.

                  Neither the Borrower nor any Subsidiary Obligor shall (a) except for mergers among the Borrower or any Subsidiary Obligor and Non-Surety Entities (provided that the Borrower shall survive any merger between it and another Person and a Subsidiary Obligor shall survive any merger between it and another Person other than the Borrower) so long as no Default or Event of Default exists, merge with or into or consolidate with any other Person, (b) liquidate, wind-up, dissolve or divide, (c) acquire all or any substantial portion of the properties of any going concern or going line of business, (d) acquire all or any substantial portion of the properties of any other Person (other than acquisition of Accounts in the ordinary course of the Borrower's or such Subsidiary Obligor's business), (e) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, or (f) form any Subsidiary other than Subsidiaries that will either become (i) Subsidiary Obligors pursuant to the terms of the NCOG Syndicated Credit Facility Documents, or (ii) Subsequent Non-Surety Entities, provided that the formation of any Subsequent Non-Surety Entity shall be subject to (A) Lender's prior consent (which such consent shall not be unreasonably withheld, conditioned or delayed),
(B) Agent's prior written consent (which such consent shall not be unreasonably withheld, conditioned or delayed), and (C) the limitations set forth in Sections 6.5(g) and Section 6.6 herein.

         6.10 Dispositions Of Properties.

                  Neither the Borrower nor any Subsidiary Obligor shall sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The Borrower and any Subsidiary Obligor may sell, convey, assign, transfer and otherwise dispose of Accounts in the ordinary course of such Person's business;

                  (b) The Borrower and any Subsidiary Obligor may dispose of equipment which is obsolete or no longer useful in their business;

                  (c) The Borrower and any Subsidiary Obligor may make the Cash Equivalent Investments described in Section 6.5(d); and

                  (d) The Borrower and any Subsidiary Obligor may dispose of any division or Subsidiary with an enterprise value on an arms length basis per transaction of $500,000 or less; and

                  (e) The Borrower and any Subsidiary Obligor may dispose of properties as permitted under Section 6.5(g) herein; and Nothing in this Section
6.10 shall be construed to limit any other restriction on dispositions of property imposed by the NCOG Syndicated Facility Documents.

         6.11 Issuance Of Stock.

                  No Subsidiary Obligor shall issue, sell, otherwise dispose or suffer to remain outstanding, voluntarily or involuntarily, any additional shares of capital stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate such Person to issue any shares of its capital stock, except (a) to Borrower or another Subsidiary Obligor, (b) options issued to employees of any such Person or (c) additional shares of capital stock, options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate such Person to issue any shares of its capital stock in connection with an offering of equity of any Subsidiary Obligor (subject to the requirements of Section 1.7(a)(i)).

         6.12 Dealings With Affiliates.

                  Neither the Borrower nor any Subsidiary Obligor shall enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Person, including, without limitation, any Non-Surety Entity, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The Borrower any the Subsidiary Obligors may continue to perform under (i) this Agreement, (ii) the Servicing Agreement and any future servicing agreements, and (iii) the contracts, agreements and arrangements in existence as of the date hereof and set forth in Schedule 6.12 hereof;

                  (b) Directors, officers and employees of such Person may be compensated for services rendered in such capacity to such Person, provided that such compensation is in good faith and on terms no less favorable to such Person than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, and the board of directors of such Person (including a majority of the directors having no direct or indirect interest in such transaction) approve the same;

                  (c) Intercompany transactions in the ordinary course of business among the Borrower and the Subsidiary Obligors, in good faith and on terms no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person;

                  (d) Other transactions with Affiliates in good faith and on terms no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person;

                  (e) Intercompany transactions permitted under Section 6.5(g) herein; and

                  (f) Cash and escrow management functions approved by Agent.

                  Without limiting the generality of the foregoing, (i) neither the Borrower nor any Subsidiary Obligor may commingle its properties with the properties of any Non-Surety Entity except as permitted under Sections 6.5(g) and 6.10(e) herein, and (ii) all such Persons shall maintain all corporate, partnership or other formalities necessary under applicable law to maintain their separateness.

         6.13 [INTENTIONALLY OMITTED.]

         6.14 Capital Expenditures.

                  Neither the Borrower nor any Subsidiary Guarantor shall make any Capital Expenditure that would cause the aggregate amount of Capital Expenditures made by all Persons to exceed $500,000 per annum. For purposes of this provision, (a) all leases, except for real estate leases and automobile leases, shall be deemed to be Capitalized Leases (which under Section 6.3 are limited to $500,000 in the aggregate during the term of this Agreement) and therefore shall be accounted for as a Capital Expenditure and (b) Purchase Money Indebtedness shall be accounted for as a Capital Expenditure without duplication.

         6.15 Limitations On Modification Of Certain Agreements And Instruments.

                  Neither the Borrower nor any Subsidiary Guarantor shall materially amend, modify or supplement materially its articles of incorporation or by-laws (or similar constituent documents), if so doing would adversely affect the Lender's rights or benefits under the Loan Documents.

         6.16 Limitation On Payments Of Purchase Money Indebtedness.

                  Neither the Borrower nor any Subsidiary Guarantor shall directly or indirectly pay, prepay, purchase, redeem, retire, defease or acquire, or make any payment (on account of principal, interest, premium or otherwise) of, or grant or suffer the existence of any Lien on any of its property (now owned or hereafter acquired) to secure any indebtedness, obligation or liability with respect to, or amend, modify or supplement any of the terms and conditions of, any Purchase Money Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except that so long as no Event of Default or Default has occurred, the Borrower may pay principal and interest on Purchase Money Indebtedness when due, to the extent consistent with the subordination provisions of such Purchase Money Indebtedness.

         6.17 Limitation On Other Restrictions On Liens.

                  Neither the Borrower nor any Subsidiary Guarantor shall enter into, become or remain subject to any agreement or instrument (other than the NCOG Syndicated Credit Facility Documents) to which such Person is a party or by which its properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owed or hereafter required), except Permitted Liens.

         6.18 Limitation On Other Restrictions On Amendment Of The Loan Documents, Etc.

                  Neither the Borrower nor any Subsidiary Guarantor shall enter into, become or remain subject to any agreement or instrument to which such Person is a party or by which such Person or any of its respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for the Loan Documents and the NCOG Syndicated Credit Facility Documents.

                                  ARTICLE VII

                                    DEFAULTS

         7.1 Events Of Default.

                  An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) Borrower shall fail to pay when due principal of any Loan.

                  (b) Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document.

                  (c) Any default shall occur under any of the the NCOG Syndicated Credit Facility Documents.

                  (d) Any representation or warranty made or deemed made by the Borrower or any Subsidiary Obligor in or pursuant to or in connection with any Loan Document, or any statement made by the Borrower or any Subsidiary Obligor in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Subsidiary Obligor to the Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material adverse respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (e) The Borrower shall default in the performance or observance of any covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 5.1 hereof such default shall have continued for a period of ten (10) days and (ii) in the case of any other default such default shall have continued for a period of ten (10) days after the Lender has sent notice of such default (as long as such ten (10) day period does not extend more than thirty (30) days beyond the date of occurrence of such default) provided that such default is capable of being cured (which shall be determined in the sole and absolute discretion of the Lender); provided, however, that the foregoing notice and grace periods shall not apply to the defaults described in subsections (a), (b), (c), (d) or (e) of Section 7.1.

                  (f) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation; provided, that if a Cross-Default Event would have occurred with respect to a Cross-Default Obligation but for the grant of a waiver or similar indulgence, a Cross-Default Event shall nevertheless be deemed to have occurred if the Borrower or any Subsidiary Guarantor directly or indirectly gave or agreed to give any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral). As used herein, "Cross-Default Obligation" shall mean any (1) Indebtedness, Guaranty or Guaranty Equivalent of the Borrower or any Subsidiary Obligor in which the principal obligation of such Person exceeds $500,000, or (2) any Indebtedness under any agreement or instrument creating, evidencing or securing such Indebtedness, Guaranty or Guaranty Equivalent. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition which permits or causes any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

                  (g) One or more judgments for the payment of money shall have been entered against the Borrower or any Subsidiary Obligor, which judgment or judgments exceed $250,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty (30) consecutive days.

                  (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $250,000 shall have been issued against the Borrower or any Subsidiary Obligor or any of their properties and shall have remained undischarged and unstayed for a period of thirty (30) consecutive days.

                  (i) Any Governmental Action now or hereafter made by or with any Governmental Authority required in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been materially modified or amended or shall have been held to be illegal or invalid, and the Lender shall have determined in good faith (which determination shall be conclusive) that such event or condition could have a Material Adverse Effect.

                  (j) [INTENTIONALLY OMITTED.]

                  (k) Any Loan Document or term or provision thereof shall cease to be in full force and effect, or the Borrower shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of the Borrower thereunder, and the result of which is a material effect on the rights and remedies of the Lender under the Loan Documents.

                  (l) The Lender shall have determined in good faith that an event or condition has occurred which will have a Material Adverse Effect.

                  (m) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Lender shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (n) Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred in respect of the Borrower or any Subsidiary Obligor, and the Lender shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person, (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

                  (o) A Change of Management shall have occurred.

                  (p) A proceeding shall have been instituted in respect of the Borrower or any Subsidiary Obligor:

                           (i) subject to clause (r)(4) below, seeking to have
an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                           (ii) subject to clause (r)(5) below, seeking
appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

                  (q) The Borrower and the Subsidiary Obligors on a consolidated basis shall (i) become insolvent; (ii) fail to pay their debts as they become due or (iii) become unable to pay their debts as they become due; or any such Person shall (1) state that it is or will be unable to pay, its debts as they become due; (2) voluntarily suspend transaction of its business; (3) make a general assignment for the benefit of creditors; (4) institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.1(o)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; (5) institute (or fail to controvert for a period of sixty consecutive days in a timely and appropriate manner) a proceeding described in Section 7.1(o)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or (6) take any action in furtherance of any of the foregoing.

                  (r) the Lender shall cease to control, directly or indirectly, at least a majority of the voting stock of the Borrower.

         7.2 Consequences Of An Event Of Default.

                  (a) Events of Default in General. If an Event of Default (other than one specified in paragraphs (o) and (p) of Section 7.1 (Insolvency, Bankruptcy, Etc.) hereof) shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lender shall be under no further obligation to make Loans and the Lender may, by notice to Borrower, from time to time do any or all of the following:

                           (i) Declare the Commitments terminated, whereupon the
Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                           (ii) Declare the unpaid principal amount of the
Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                           (iii) Exercise such other remedies as may be
available to the Lender under applicable Law.

                  (b) Automatic Acceleration; Certain Bankruptcy-Related Events. If an Event of Default specified in paragraph (o) or (p) of Section 7.1 (Insolvency, Bankruptcy, Etc.) hereof shall occur or exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lender shall be under no further obligation to make Loans and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and in addition, the Lender, may exercise such other remedies as may be available to the Lender under applicable Law.

                  (c) Equitable Remedies. It is agreed that, in addition to all other rights hereunder or under Law, the Lender shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise.

         7.3 Application Of Proceeds.

                  After the occurrence of an Event of Default and acceleration of the Loans, any amounts received on account of Obligations shall be applied by the Lender in the following order:

                           First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts due to the Lender;

                           Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on Loans;

                           Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

                           Fourth, to payment of all other Obligations; and

                           Finally, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

                                  ARTICLE VIII

                 SUBORDINATION TO SPECIAL SURETYSHIP OBLIGATIONS

         8.1 Acknowledgement of Subordination.

                  The Borrower and Lender acknowledge and agree that this Agreement is subject to a certain NCOP/NCOG Subordination Agreement of even date herewith in favor of Agent (on behalf of the lenders under the NCOG Syndicated Credit Facility).



                                   ARTICLE IX

                            DEFINITIONS; CONSTRUCTION

         9.1 Certain Definitions.

                  As used in this Agreement, the following terms have the following meanings, (terms defined in the singular to have a correlative meaning when used in the plural) unless the context hereof otherwise clearly requires:

                  "Accounts" shall mean "accounts" as defined under the UCC, together with (i) "general intangibles" as defined under the UCC to the extent of general intangibles under which the account debtor's principal obligation is a monetary obligation, (ii) "instruments" as defined under the UCC, (iii) "chattel paper" as defined under the UCC, and (iv) "proceeds" as defined under the UCC of any of the foregoing.

                  "Accumulated Funding Deficiency" has the meaning given to such term in ss.4001(a)(18) of ERISA.

                  "Additional Commitment Fee" shall have the meaning set forth in Section 1.9(e) of this Agreement.

                  "Affiliate" of a Person (the "Specified Person") shall mean
(a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a), and (c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clauses (a) or (b), any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means Mellon Bank, N.A., as agent in connection with the NCOG Syndicated Credit Facility.

                  "Agreement" means this Credit Agreement as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

                  "Available RC Commitment" means, as of any date, the difference obtained by subtracting (a) minus (b) where (a) is the amount of the RC Commitment on such date and (b) is the sum of (i) aggregate outstanding principal amount of all RC Loans, plus (ii) aggregate outstanding principal amount of all Swingline Loans.

                  "Available Swingline Commitment" means, as of any date, the lesser of (a) and (b) where (a) is the difference obtained by subtracting (i) minus (ii) (where (i) is the amount of the Swingline Commitment on such date and (ii) is the aggregate outstanding principal amount of all Swingline Loans on such date), and (b) is the Available RC Commitment.

                  "Borrower" has the meaning ascribed to such terms in the preamble hereto.

                  "Business Day" means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania, or other day on which banking institutions are authorized or obligated to close in the city in which Agent's lending office is located.

                  "Capital Expenditures", of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP, and Purchase Money Indebtedness.

                  "Capitalized Lease" shall mean at any time any lease, other than a real estate lease or automobile lease, which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of nine months from the date of acquisition, (b) commercial paper maturing not in excess of nine months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of nine months from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven days for underlying securities of the type referred to in clause (a) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Management" shall mean (a) that a majority of the Board of Directors of the Borrower shall be other than those who were directors on the date hereof; or (b) Michael J. Barrist for any reason shall cease to serve as chief executive officer and/or president of the Borrower; provided, however, that the cessation of Michael Barrist's status as chief executive officer shall not fall within the definition of a Change of Management so long as a replacement is hired within ninety (90) calendar days of such cessation who is reasonably satisfactory to the Lender.

                  "Closing Date" means the date of execution and delivery of this Agreement.

                  "COBRA Violation" means any violation of the "continuation coverage requirements" of "group health plans" of former ss.162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of ss.4980B of the Code (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time, and the Treasury regulations thereunder.

                  "Commitments" shall mean, collectively, the RC Commitment and the Swingline Commitment.

                  "Consolidated EBITDA" for any period, with respect to the Borrower and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period, (c) charges against income for Taxes for such period, (d) extraordinary losses to the extent included in determining such Consolidated Net Income, (e) depreciation expense for such period, and (f) amortization expense for such period, minus extraordinary gains to the extent included in determining such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Funded Debt" shall mean all Indebtedness of the Borrower and its consolidated Subsidiaries for borrowed money, including without limitation the Obligations, Capitalized Leases and Subordinated Debt. Notwithstanding the foregoing, for financial covenant purposes, Indebtedness will not include non-recourse debt associated with securitized pools of receivables of the Borrower and its Subsidiaries.

                  "Consolidated Interest Expense" for any period shall mean the total Interest Expense of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be deducted therefrom (a) the income (or deficit) of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated, acquired by or combined with the Borrower or any consolidated Subsidiary in a business combination accounted for as a pooling of interests, including, in the case of a successor to the Borrower or any consolidated Subsidiary by consolidation or merger or transfer of assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (b) income or loss accounted for by the Borrower on the equity method because of the income (or deficit) during such period of any Person (other than a consolidated Subsidiary) in which the Borrower or any consolidated Subsidiary has an ownership interest, but the deduction for such equity income shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by the Borrower or such consolidated Subsidiary in the form of cash or cash equivalents, (c) income or loss of a foreign Subsidiary, but the deduction for such Subsidiary income shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by the Borrower or such consolidated Subsidiary in the form of cash or property dividends or similar distributions, not subject to foreign currency translation, (d) the undistributed earnings of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary is restricted (whether such restriction arises by operation of Law, by agreement, by its articles of incorporation or by-laws (or other constituent documents), or otherwise), (e) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made against income during such period, and (f) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of The Borrower or any consolidated Subsidiary.

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Credit Facility" means the credit facility established by the Lender for the Borrower's benefit under which RC Loans and Swingline Loans will be made.

                  "Default" means any event or condition which with notice, passage of time or both, would constitute an Event of Default.

                  "Default Rate" means, with respect to any amounts payable hereunder or under the other Loan Documents, a rate equal to the sum of (a) four percent (4%) per annum, plus (b) NCOP Rate.

                  "Disbursement Account" shall mean a deposit account of the Lender maintained by Agent (or such other financial institution as may be satisfactory to Lender) which shall be exclusively utilized for extensions of credit and repayments under the Credit Facility which such account shall be subject to a valid, first priority security interest in favor of Agent.

                  "Dollar," "Dollars" and the symbol "$" means lawful money of the United States of America.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state
Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or
(d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Event of Default" shall mean any of the Events of Default described in Article VII hereof.

                  "Existing Financing Arrangements " shall have the meaning set forth in the Recitals herein.

                  "Federal Funds Rate" for any day means the rate per annum determined by Lender (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by federal funds brokers on the previous trading day, or, if such Federal Reserve Bank does not announce such rate on any day, the rate for the last day on which such rate was announced.

                  "Fees" shall collectively mean those fees payable by the Borrower to the Lender described in Section 1.9 of this Agreement.

                  "GAAP" has the meaning set forth in Section 10.3 hereof.

                  "Governmental Action" has the meaning set forth in Section 4.1(d) hereof.

                  "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guaranty" means, with respect to any Person, any contractual or other obligation, contingent or otherwise, of such Person to pay any Indebtedness or other obligation of any other Person or to otherwise protect the holder of any such Indebtedness or other obligation against loss (whether such obligation arises by agreement to pay, to keep well, to purchase assets, goods, securities or services or otherwise); provided, however, that the term "Guaranty" shall not include an endorsement for collection or deposit in the ordinary course of business. The term, "Guaranty," when used as a verb has the correlative meaning.

                  "Guaranty Equivalent" shall have the meaning set forth below:
A Person (the "Deemed Guarantor") shall be deemed to subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

                  "Indebtedness" of a Person shall mean:

                           (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                           (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                           (c) All obligations of such Person for the deferred purchase price of property or services;

                           (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                           (e) The face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                           (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                           (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and

                           (h) All obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

                  "Indemnified Parties" shall mean the Lender, its respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

                  "Initial Fee" shall have the meaning set forth in Section 1.9(a) of this Agreement.

                  "Initial Non-Surety Entities" shall mean those Subsidiaries of the Borrower and other entities in which Borrower owns an interest that are (i) engaged solely in the business of purchasing and selling or financing delinquent pools of Accounts, (ii) in existence as of the Closing Date, and (iii) listed on
Schedule 4.1(z) hereto.

                  "Interest Expense" means, for any Person, for any period, the sum (without duplication) of all interest accrued (or accreted) on Indebtedness of such Person during such period whether or not actually paid during such period.

                  "Law" means any law (including common law), constitution, statute, treaty, convention, regulation, licensing requirement, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lender" has the meaning ascribed to such term in the preamble hereto.

                  "Licenses" means any and all licenses, permits, franchises, rights to conduct business, approvals by a Governmental Authority or otherwise, consents, qualifications, operating authority, and/or any other authorizations.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Limitation" means a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, and/or loss of any other rights.

                  "Loan" shall mean any loan by the Lender to Borrower under this Agreement, and "Loans" shall mean all Loans made by the Lender under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranties, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower and the Subsidiary Obligors, taken as a whole, (b) a material adverse effect on the ability of of the Borrower and the Subsidiary Obligors, taken as a whole, to perform or comply with any of the terms and conditions of any Loan Document, or (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "Maturity Date" shall mean May 20, 2004.

                  "Maximum Credit Amount" shall have the meaning set forth in
Section 1.1 herein.

                  "Monthly Payment Date" means the last Business Day of each month.

                  "Multiemployer Plan" has the meaning ascribed to such term in ss.4001(a)(3) of ERISA.

                  "NCOG Syndicated Credit Facility" means that certain Fifth Amended and Restated Credit Agreement, dated as of December 31, 1999, as previously or subsequently amended or otherwise modified from time to time (including, without limitation, on the date hereof), by and among NCO Group, Inc., as borrower, certain subsidiaries thereof, as subsidiary guarantors, Mellon Bank, as agent and a lender, and certain financial institutions, as lenders, and all related agreements, instruments and documents.

                  "NCOG Syndicated Credit Facility Documents" means (i) the Special Suretyship Agreement, (ii) that certain Additional Subfacility Security Agreement of even date herewith by and among the Borrower, certain Subsidiaries of the Borrower and the Agent, (iii) that certain NCOP/NCOG Subordination Agreement of even date herewith by and among the Borrower, certain Subsidiaries of the Borrower, the Lender and the Agent, and (iv) any and all related agreements, instruments and documents as may be required by Agent; in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "NCOP Rate" means a per annum rate equal to the sum of (a) plus (b) where (a) is a rate representing the actual cost of funds of the Lender in connection with the NCOG Syndicated Credit Facility (or any replacement credit facility), and (b) is one percent (1%) per annum.

                  "NCOP Unused Fee" has the meaning ascribed to such term in
Section 1.9(b) hereof.

                  "Net Invesment Amount" shall mean the difference between (a) less (b) where (a) is an amount equal to the amount of cash or the net fair market value of other assets (determined as of the time of the applicable investment is made) paid or guarantied by such Person to acquire such investments, and where (b) is the amount of (i) any cash dividends or other equity distributions or proceeds of any permitted sales of such equity received by such Person in the case of equity investments, (ii) the amount of any principal repayments received by such Person in the case of investments in the form of loans or advances and (iii) the amount of any reduction of the obligations guarantied by such Person in the case of Guaranties or Guaranty Equivalents.

                  "Non-Surety Entities" means the Initial Non-Surety Entities and the Subsequent Non-Surety Entities.

                  "Notes" means, collectively, RC Notes and the Swingline Note.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to Lender from time to time arising under or in connection with or related to or evidenced by or under color of this Agreement, any other Loan Document, together with all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of all Loans, contingent obligations of the Lender incurred on account or for the benefit of the Borrower, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lender to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                  "Officer's Compliance Certificate" means a certificate, as of a specified date, of the chief financial officer or controller of the Borrower in substantially the form of Exhibit F hereto as to each of the following: (a) the absence of any Event of Default or Default on such date, (b) the truth of the representations and warranties herein and in the other Loan Documents as of such date, and (c) compliance with the financial covenants set forth in Article 6.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in ss.3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or subject to ss.412 of the Code and maintained by Borrower or any member of its Controlled Group.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                           (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                           (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                           (c) Any Reportable Event occurs with respect to a Plan;

                           (d) Any action occurs or is taken which could result in the Borrower or any Subsidiary Obligor becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower or any the Subsidiary Obligor or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                           (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower or any the Subsidiary Obligor or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Permitted Designation" shall have the meaning set forth in
Section 6.6 hereof.

                  "Permitted Liens" shall have the meaning set forth in Section
6.2 hereof.

                  "Person" means an individual, corporation, partnership, trust, unincorporated association, limited liability company, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower or any the Subsidiary Obligor or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower or any the Subsidiary Obligor or any Controlled Group Member.

                  "Pre-Reduction Fee" shall have the meaning set forth in
Section 1.9(c) of this Agreement.

                  "Prohibited Transaction" has the meaning given to such term in ss.406 of ERISA or ss.4975(c) of the Code.

                  "Purchase Money Indebtedness" shall mean at any time any Indebtedness incurred for the deferred purchase price in connection with a Capital Expenditure.

                  "RC Commitment" means (a) the obligation of the Lender to make RC Loans in an amount not to exceed Fifty Million Dollars ($50,000,000), or (b) as the context may require, the obligation of the Lender to make Loans in an aggregate unpaid principal amount not exceeding such amount.

                  "RC Loan" has the meaning ascribed to such term in Section 1.1 of this Agreement.

                  "RC Note" means the promissory note of the Borrower issued to the Lender relating to the RC Loans and RC Commitments substantially in the form of Exhibit A-1 hereto, together with any allonges thereto, from time to time, and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

                  "Records" of the Lender or "Lender's Records" has the meaning given to such term in Section 8.8 hereof.

                  "Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with by the Lender's funding source after the Closing Date (including any applicable law that shall have become such as the result of any act or omission of the Borrower or any of its Affiliates, without regard to when such applicable law shall have been enacted or implemented), whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority or otherwise or (b) enacted, adopted, issued or proposed before or after the Closing Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement.

                  "Reorganization" has the meaning ascribed to such term in ERISA.

                  "Reportable Event" means (a) a reportable event described in
Section 4043 of ERISA, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Responsible Officer" shall mean Michael J. Barrist or such other person designated by the Borrower and reasonably acceptable to the Lender.

                  "Revolving Credit Facility" shall mean the revolving credit facility established under the Credit Facility pursuant to Section 1.1(a) herein of up to the Available RC Commitment from time to time.

                  "Servicing Agreement" means an agreement between the Borrower, the Subsidiary Obligors and certain Non-Surety Entities, on one hand, and the Lender and/or NCO Financial Systems, Inc., on the other hand, providing for the servicing of accounts receivable portfolios by the Lender or NCO Financial Systems, Inc., as the case may be, as such agreement may be amended, restated, supplemented and/or modified from time to time with the consent of the Agent.

                  "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Special Suretyship Obligations" means the guaranty and suretyship obligations of the Borrower and each of the Subsidiary Obligors under the applicable NCOG Sydicated Credit Facility Documents.

                  "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Subordinated Debt" means Indebtedness of an the Borrower or any Subsidiary Guarantor that has been subordinated to the Obligations in writing on terms satisfactory to the Lender.

                  "Subsequent Non-Surety Entities" shall mean those Subsidiaries of the Borrower and other entities in which Borrower owns an interest that are
(a) engaged solely in the business of purchasing and selling or financing delinquent pools of Accounts, and (b) formed on or before the Closing date and listed on Schedule 4.1(z) hereto, or formed after the Closing Date, in either case, in a manner consistent with Sections 6.5(g) and either 6.6 or 6.9(f) herein, as applicable.

                  "Subsidiary" of a Person means (i) a corporation (a) at least 50% of the voting stock of which is at the time owned, directly or indirectly, by such Person and (b) of which such Person, directly or indirectly, has the right to elect a majority of the members of the board of directors either as a result of the ownership of a majority of the voting stock of such corporation or pursuant to a shareholders or other voting agreement or (ii) any partnership, joint venture, limited liability company or similar entity at least 50% of the total equity and voting interests of which (x) is at the time owned, directly or indirectly, by such Person whether in the form of membership, general, special or limited partnership, or otherwise and (y) such Person or any wholly owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

                  "Subsidiary Obligors" means the Subsidiaries of the Borrower that are parties to the NCOG Syndicated Credit Facility Documents.

                  "Suretyship Agreement" means that certain Special Suretyship Agreement of even date herewith by and among the Borrower, certain Subsidiaries of the Borrower and the Agent, as amended or otherwise modified from time to time in accordance with the terms thereof.

                  "Swingline" shall mean the revolving credit facility established under the Credit Facility pursuant to Section 1.1(b) herein of up to the Available Swingline Commitment from time to time.

                  "Swingline Commitment" means (a) the obligation of the Lender to make Swingline Loans in an amount up One Million Dollars ($1,000,000), or (b) as the context may require, the obligation of the Lender to make Swingline Loans in an aggregate unpaid principal amount not exceeding such amount.

                  "Swingline Loan" has the meaning ascribed to such term in
Section 1.1 of this Agreement.

                  "Swingline Note" means the promissory note of the Borrower issued to the Lender relating to the Swingline Loans and Swingline Commitments substantially in the form of Exhibit A-1 hereto, together with any allonges thereto, from time to time, and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

                  "Tax" means any federal, state, local or foreign tax assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

                  "Third Party Claims" has the meaning set forth in Section
11.12 hereof.

                  "UCC" means the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania.

                  "United States Person" has the meaning ascribed to such term in Section 1.13 hereof.

                  "Withdrawal Liability" has the meaning given to such term in ss.4201 of ERISA.

         9.2 Construction.

                  In this Agreement and each other Loan Document, unless the context otherwise clearly requires,

                  (a) references to the plural include the singular, the singular the plural and the part the whole;

                  (b) "or" has the inclusive meaning represented by the phrase "and/or;"

                  (c) the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired;

                  (d) the words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  (e) the words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean "includes, without limitation" and "including, without limitation," respectively whether or not stated; and

                  (f) references to "determination" (and similar terms) by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations).

No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect. Whenever this Agreement requires the delivery of financial projections, it is understood that the projections shall be made in good faith, consistent with the Loan Documents and based on the Borrower's reasonable judgment as to the anticipated financial performance and results of operations. However, any such financial projections shall not constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

         9.3 Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles (other than as set forth herein as to consolidation) in the United States, applied on a basis consistent with the principles used by the Borrower in preparing its financial statements for the fiscal year ending December 31, 2000. When the word "consolidated" is used in this Agreement, it shall be used in a manner consistent with generally accepted accounting principles in the United States except that such principles relating to what entities shall be consolidated shall be superseded by any terms of this Agreement which designate what entities shall be consolidated for purposes relating hereto.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided that if because of a change in GAAP after the date hereof Borrower would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with Borrower's previous accounting principles, methods and policies unless otherwise agreed by the Lender.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Notices.

                  Unless otherwise expressly provided under this Agreement all notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement (and unless otherwise specified, in each other Loan Document) shall be by telephone (immediately confirmed in writing) or in writing (including facsimile communication) and if in writing shall be delivered by hand, nationally recognized overnight courier or U.S. mail or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective
(a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective unless otherwise expressly provided, telephonic notices must be confirmed in writing no later than the next day by letter or facsimile, (d) if given by U.S. mail, the day after such communication is deposited in the mails with overnight first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, further, that notices to the Lender shall not be effective until received. Except as otherwise provided in this Agreement, in the event of a discrepancy between any telephonic or written notice, the written notice shall control.

         10.2 Prior Understandings; Entire Agreement.

                  This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein except as expressly provided otherwise (e.g., certain fee agreements and fee arrangements with the Lender). This Agreement and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the transactions contemplated hereby or thereby and, except as expressly provided herein or in the other Loan Documents, shall not be affected by reference to any other documents.

         10.3 Severability.

                  Every provision of this Agreement and each of the other Loan Documents is intended to be severable, and if any term or provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.4 Descriptive Headings.

                  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

         10.5 Governing Law.

                  This Agreement and the rights and obligations of the parties under this Agreement and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

         10.6 Non-Merger Of Remedies.

                  The covenants and obligations of the Borrower and the rights and remedies of the Lender hereunder and under the other Loan Documents shall not merge with or be extinguished by the entry of a judgment hereunder or thereunder, and such covenants, obligations, rights and remedies shall survive any entry of a judgment until payment in full of the Obligations and termination of the Commitment. All obligations under the Loan Documents shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings. Without limiting the generality of the foregoing, post-judgment interest rate shall be the interest rate provided in paragraph (d) of Section
1.8 (Default Rate) above.

         10.7 No Implied Waiver; Cumulative Remedies.

                  No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise. Any waiver of a specific default made in accordance with Section 11.8 below shall be effective only as to such specific default and shall not apply to any subsequent default.

         10.8 Amendments; Waivers.

                  Any term, covenant, agreement or condition of any Loan Document to which the Lender is party may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Lender (it being understood and agreed that the Lender's ability to agree to certain amendments and waivers is subject to certain restrictions under the NCOG Syndicated Credit Facility).

         10.9 Successors And Assigns

                  Without the prior written consent of the Lender, the Borrower may not assign any of its rights or delegate any of its duties or obligations under this Agreement or any other Loan Document. It is expressly acknowledged and agreed that the Lender may assign its rights under this Agreement in order to secure the NCOG Syndicated Credit Facility or any replacement facility.

         10.10 Counterparts; Photocopied Or Telecopied Signature Pages.

                  Any Loan Document may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be as effective as delivery of a manually executed counterpart of such Loan Document.

         10.11 Maximum Lawful Interest Rate.

                  Notwithstanding any provision contained in this Agreement or the Notes or any other Loan Document, the total liability of the Borrower for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by Law to be charged, collected, or received from the Borrower, and if any payment by the Borrower includes interest in excess of such a maximum amount, the Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, to the other Obligations, if any, and then such excess shall be refunded to the Borrower.

         10.12 Indemnification.

                  (a) Whether or not any fundings are made under this Agreement, the Borrower shall unconditionally upon demand, pay or reimburse the Lender for, and indemnify and save the Lender and its respective Affiliates, officers, directors, employees, agents, attorneys, shareholders and consultants (collectively, "Indemnitees") harmless from and against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnitee as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any acquisition or transaction from time to time contemplated hereby or by any other Loan Document, or any transaction actually or proposed to be financed in whole or in part or directly or indirectly with the proceeds of any Loan, any transaction contemplated by the Loan Documents but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that the Borrower proves were the result solely of the gross negligence or willful misconduct of such Indemnitee(s), as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this paragraph (a), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  (b) Without limiting the generality of the foregoing, the Borrower hereby indemnifies and agrees to defend and hold harmless each Indemnitee, from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and reasonable attorneys', consultants' and experts' fees) arising out of or in any way relating to: (i) the use, handling, management, production, treatment, processing, storage, transfer, transportation, disposal, release or threat of release of any Environmental Concern Material by or on behalf of, the Borrower or any Subsidiary Obligor, or any of their respective Environmental Affiliates; (ii) the presence of Environmental Concern Materials on, about, beneath or arising from any premises owned or occupied by Borrower or any of its Environmental Affiliates (herein collectively, the "Premises"); (iii) the failure of Borrower or Environmental Affiliate of Borrower or any occupant of any Premises to comply with the Environmental Laws; (iv) the Borrower's or any Subsidiary Obligor's breach of any of the representations, warranties and covenants contained herein or in any Loan Documents; (v) Regulatory Actions (as hereinafter defined) and Third Party Claims (as hereinafter defined); or (vi) the imposition or recording of a Lien against any Premises in connection with any release at, on or from any Premises or any activities undertaken on or occurring at any Premises, or arising from such Premises or pursuant to any

Environmental Law. The Borrower's indemnity and defense obligations under this section shall include, whether foreseeable or unforeseeable, any and all costs related to any remedial action. "Regulatory Action" means any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority under or in connection with any Environmental Law involving the Borrower or any Subsidiary Obligor or any occupant of any of the Premises or involving any of the Premises or any activities undertaken on or occurring at any Premises. "Third Party Claims" means claims by a party (other than a party to this Agreement and other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to Environmental Concern Materials on, about, beneath or arising from any Premises or in any way related to any alleged violation of any Environmental Laws or any activities undertaken on or occurring at any Premises.

                  (c) The indemnities contained herein shall survive repayment of the Obligations, termination of the Commitment and satisfaction, release, and discharge of the Loan Documents, whether through full payment of the Loans, foreclosure, deed in lieu of foreclosure or otherwise.

                  (d) The foregoing amounts are in addition to any other amounts which may be due and payable to the Lender under this Agreement. A certification by the Lender hereunder of the amount of liabilities, losses, costs, expenses, claims and/or charges shall be conclusive, absent manifest error.

         10.13 Expenses.

                  Whether or not there shall be any funding hereunder, the Borrower agrees to pay promptly or cause to be paid promptly and to hold harmless

                           (i) the Lender against liability for the payment of
all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to (1) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, (2) the administration and performance of this Agreement and the other Loan Documents (including, without limitation, any fees, costs (including, without limitation, increases in cost of funds to the Lender) and expenses incurred by the Lender as a result of establishing the Credit Facility and/or making any Loan), and (3) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document;

                           (ii) the Lender against liability for the payment of
all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to the enforcement or preservation of rights under, or administration of, or syndication of, this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (1) collection or enforcement of an outstanding Loan, Obligation, and (2) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents); and

                           (iii) the Lender against liability for all stamp,
document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Documents.

         10.14 [INTENTIONALLY OMITTED.]

         10.15 [INTENTIONALLY OMITTED.]

         10.16 Certain Waivers By Borrower.

                  Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that the Lender exhaust any right or take any action against any Person or any collateral or other direct or indirect security for any of the Obligations. Without limiting the generality of the foregoing, Borrower acknowledges and agrees that the Lender may commence an action against the Borrower or any Person whether or not any action is brought against any other Person or against any collateral and it shall be no defense to any action brought against any the Borrower or any Person that the Lender has failed to bring an action against the Borrower or any Person, or against any collateral.

         10.17 Set-Off.

                  The Borrower hereby agrees that, to the fullest extent permitted by Law, if any Loan shall be due and payable (by acceleration or otherwise), the Lender shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Loan any indebtedness, liability or obligation of any nature owing to the Borrower by the Lender. Such right shall exist whether or not the Lender or any other Person shall have given notice or made any demand to the Borrower or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by Law, any Affiliate of the Lender shall have the same rights of set-off as a Lender as provided in this
Section 11.17. The rights provided by this Section 11.17 are in addition to all other rights of set-off and all other rights and remedies which the Lender (or any Affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise.

         10.18 [INTENTIONALLY OMITTED.]

         10.19 [INTENTIONALLY OMITTED.]

         10.20 Certain Borrower Acknowledgements.

                  The Borrower and each Subsidiary Obligor hereby acknowledges that the Lender does not have any fiduciary relationship with, or any fiduciary duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents and the relationship between the Lender, on the one hand, and the Borrower or any Subsidiary Obligor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

         10.21 Consent To Jurisdiction, Service And Venue; Waiver Of Jury Trial; Damages.

                  (a) Consent to Jurisdiction, Service and Venue. For the purpose of enforcing payment and performance of the Loan Documents, including, any payment under the Notes and performance of other obligations under the Loan Documents, or in any other matter relating to, or arising out of, the Loan Documents, Borrower hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address provided for in Section 11.1 and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. Borrower hereby waives the right to contest the jurisdiction and venue of the courts located in the Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Lender in any court outside the Commonwealth of Pennsylvania. The provisions of this Section 11.21 shall not limit or otherwise affect the right of the Lender to institute and conduct an action in any other appropriate manner, jurisdiction or court.

(b) WAIVER OF JURY TRIAL; DAMAGES. NEITHER LENDER NOR BORROWER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR INVOLVING ANY COLLATERAL OR ANY GUARANTY RELATING TO THE INDEBTEDNESS HEREUNDER OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 11.21 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (I) CERTIFIES THAT NEITHER THE LENDER NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (B)

OF SECTION 11.21. THE PROVISIONS OF THIS SECTION 11.21 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11.21 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.







                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                            NCO PORTFOLIO MANAGEMENT, INC.


                                            By
                                               ------------------------------
                                                     MICHAEL J. BARRIST,
                                                     as President




                                            Address for Notices to Borrower:
                                            --------------------------------

                                            1705 Whitehead Road
                                            Baltimore, MD 21207
                                            Attn:  MICHAEL J. BARRIST
                                            Telephone: (410) 594-7000
                                            Facsimile: (410) 594-9620

with copies to:                         BLANK ROME COMISKY & McCAULEY LLP
                                            One Logan Square, 10th Floor
                                            Philadelphia, PA  19103
                                            Attn:  Joel C. Shapiro, Esq.
                                            Telephone:  (215) 569-5476
                                            Facsimile:  (215) 569-5555














                      [Signature Page to Credit Agreement]

                                            NCO GROUP, INC.


                                            By
                                               ---------------------------------
                                                     MICHAEL J. BARRIST,
                                                     as President




                                            Address for Notices to Lender:
                                            ------------------------------

                                            c/o NCO Group, Inc.
                                            515 Pennsylvania Avenue
                                            Fort Washington, PA  19034
                                            Attn:  MICHAEL J. BARRIST
                                            Telephone:  (215) 793-2101
                                            Facsimile:  (215) 793-2908

with copies to:                         BLANK ROME COMISKY & McCAULEY LLP
                                            One Logan Square, 10th Floor
                                            Philadelphia, PA  19103
                                            Attn:  Joel C. Shapiro, Esq.
                                            Telephone:  (215) 569-5476
                                            Facsimile:  (215) 569-5555














                      [Signature Page to Credit Agreement]